Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of Discover Bank, a Delaware banking corporation (the “Bank”), does hereby constitute and appoint R. MARK GRAF, ROGER C. HOCHSCHILD, DAVID W. NELMS, MICHAEL F. RICKERT and JAMES J. ROSZKOWSKI with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Bank to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with any registrations under the Securities Act of the offer; and sale of notes and any related collateral certificates or other credit card pass-through certificates issued or to be issued to or by one or more trusts originated by the Bank, any registrations under the Exchange Act of such notes, collateral certificates and other credit card pass-through certificates, and any qualifications of any related indentures under the Trust Indenture Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Bank or as a director or officer of the Bank, as indicated below opposite his or her signature, to registration statements, or any amendments, posteffective amendments, supplements, certifications, attestations or other papers supplemental thereto, to be filed in respect of said notes, collateral certificates and other credit card pass-through certificates; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

If this Power of Attorney is executed in counterparts, each counterpart shall be deemed an original.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this power of attorney as of September 24, 2013.

/s/ David W. Nelms	Chairman and Chief Executive Officer
David W. Nelms	(Principal Executive Officer)

/s/ Michael F. Rickert	Vice President, Chief Financial Officer and
Michael F. Rickert	Assistant Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

Director
Margaret J. Bellock

/s/ Frank L. Grossman	Director
Frank L. Grossman

/s/ Roger C. Hochschild	Director
Roger C. Hochschild

/s/ Carlos Minetti	Director
Carlos Minetti

/s/ William P. O’Hara	Director
William P. O’Hara

/s/ Frank K. Reilly	Director
Frank K. Reilly

/s/ James J. Roszkowski	Director
James J. Roszkowski

/s/ Joseph A. Yob	Director
Joseph A. Yob